UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2024

Stanley Black & Decker, Inc.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	001-05224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive,
New Britain, Connecticut	06053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 225-5111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 Par Value per Share	SWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2024, the Compensation and Talent Development Committee of the Board of Directors of Stanley Black & Decker, Inc. (the “Company”) approved the following compensation changes, effective July 1, 2024, for Mr. Tamer Abuaita, the Company’s Global Chief Supply Chain Officer and President, Industrial, in connection with Mr. Abuaita’s assumption of increased responsibilities: (i) a base salary increase of $85,000 to $750,000, (ii) a target short-term incentive award opportunity of 100% of base salary (increased from 85% of base salary), and (iii) a $550,000 increase in the anticipated value of his total target long-term incentive award for 2025 to $2,250,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY BLACK & DECKER, INC.
Date: June 12, 2024

	By:	/s/ Janet M. Link
	Name:	Janet M. Link
	Title:	Senior Vice President, General Counsel and Secretary